EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Texaco Inc.:

We hereby consent to the incorporation by reference of our report dated February 7, 2000 relating to the combined balance sheets of the Caltex Group of Companies as of December 31, 1999 and 1998, and the related combined statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of Texaco Inc., into the following previously filed Registration Statements:

                1.  Form S-3              File Number 33-31148
                2.  Form S-8              File Number 2-67125
                3.  Form S-8              File Number 2-76755
                4.  Form S-8              File Number 2-90255
                5.  Form S-8              File Number 33-34043
                6.  Form S-3              File Number 33-50553 and 33-50553-01
                7.  Form S-8              File Number 333-11019
                8.  Form S-3              File Number 333-82893 and 333-82893-01
                9.  Form S-8              File Number 333-73329







                                                                            KPMG





Singapore
March 24, 2000